                                 EXHIBIT 10.8


                                      TO


                        WatchGuard Technologies, Inc.'s


                      Registration Statement on Form S-1



     "[ * ]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                        DEVELOPMENT AND SUPPLY AGREEMENT

     This Development and Supply Agreement (this "Agreement") is entered into as of the 25th day of March, 1998 (the "Effective Date") by and between WatchGuard Technologies, Inc., a Delaware corporation having principal offices at 316 Occidental Avenue South, Suite 200, Seattle, Washington 98104, and its subsidiaries (collectively "WATCHGUARD"), and SMART Modular Technologies, Inc., a California corporation having principal offices at 4305 Cushing Parkway, Fremont, California 94538 ("SMART").

     IN CONSIDERATION of the mutual covenants and agreements contained herein, the parties hereby agree as follows:

1.   DEFINITIONS

     As used in this Agreement, these terms shall have the following definitions:

     1.1 "Developed Technology" means all works of authorship, discoveries, improvements, inventions, information and trade secrets which are first conceived, made, created, reduced to practice or fixed in a tangible medium of expression by SMART alone, or jointly by WATCHGUARD and SMART, in the course of the development and design of the Product under this Agreement.

     1.2 "Product" means the product(s) listed in Exhibit A or added to this Agreement by mutual agreement of the parties, as well as derivatives, new releases and updates thereof.

     1.3 "Statement of Work" means the schedule attached as Exhibit B, setting forth the milestones, deliverables, and a schedule for the performance of the parties' obligations under this Agreement.

2.   PRODUCT DEVELOPMENT

     2.1 SMART Obligations. SMART shall use commercially reasonable efforts to accomplish the tasks for which it is responsible in accordance with the Statement of Work. SMART shall provide WATCHGUARD with such technical support by qualified SMART personnel as WATCHGUARD may reasonably request in connection with WATCHGUARD's efforts to accomplish the tasks for which WATCHGUARD is responsible in accordance with the Statement of Work.

     2.2 WATCHGUARD Obligations. WATCHGUARD shall use commercially reasonable efforts to accomplish the tasks for which it is responsible in accordance with the Statement of Work. In consideration of SMART's development of the Product, WATCHGUARD shall pay SMART the amounts, if any, as indicated and in accordance with the Statement of Work, and shall comply with the purchase commitment obligation specified elsewhere in this Agreement. WATCHGUARD shall provide SMART with such technical support by qualified WATCHGUARD personnel as SMART may reasonably request in connection with SMART's efforts to accomplish the tasks for which SMART is responsible in accordance with the Statement of Work.

     2.3 Project Management. SMART and WATCHGUARD shall each designate a project representative to coordinate their business relationship in accordance with this Agreement.

     2.4 Changes to Product. SMART reserves the right to make substitutions and/or modifications in the Product specifications provided that (i) such substitutions and/or modifications do not cause a material adverse effect on the Product's overall performance, and (ii) WATCHGUARD has been notified thereof. WATCHGUARD reserves the right to specify modifications to the Product from time to time and, consistent with the Statement of Work, SMART agrees to incorporate such modifications. The parties shall negotiate in good faith any price, schedule and other business issues that result from such modifications.

3.   RIGHTS IN INTELLECTUAL PROPERTY

     3.1 Prior Rights. All intellectual property rights, including without limitation patents, patent applications, copyrights and trade secrets, owned by a party as of the Effective Date shall remain the property of such party and no licenses or other rights with respect to such intellectual property are granted to the other party except as expressly set forth in this Agreement.

     3.2  Developed Technology.

          3.2.1 Ownership of Developed Technology. WATCHGUARD and SMART shall jointly own the Developed Technology, with each owning an undivided one-half interest, and except as otherwise provided herein each shall be free to commercially exploit the Developed Technology without any duty to account to the other for profits. Except as contemplated herein, neither party shall knowingly take any action to place the Developed Technology into the public domain. In the event that either party attempts to perfect its interest in the Developed Technology with any governmental agency any place in the world by obtaining patent or copyright protection or otherwise, such party shall specify on such application or document filed or sent to such governmental agency that the Developed Technology is jointly owned by WATCHGUARD and SMART and such party shall provide the other party hereto with an opportunity to review any such correspondence within a reasonable time prior to filing or sending such correspondence to such governmental agency. If either party receives any such correspondence regarding the Developed Technology, it shall promptly provide a copy of such correspondence to the other party hereto.

          3.2.2 Restriction on Developed Technology. In the event that any Developed Technology is generated hereunder, SMART agrees, for a period of one
(1) year from the Effective Date, not to sell, develop or design a product containing the Developed Technology to, or for, a third party in competition with WATCHGUARD in the network security marketplace.

     3.3   Ownership of Derivative Works of Developed Technology.

          3.3.1 Bug Fixes. If a party makes any bug fix modification(s) to any Developed Technology during the term of this Agreement in order to correct errors in such Developed Technology or to make such Developed Technology operate in accordance with its documentation, such modification(s) shall be promptly provided to the other party, and shall be jointly owned by the parties. Modifications to the Developed Technology to enhance performance, other than bug fixes, shall not be subject to this Sections 3.3.1.

          3.3.2 Other Derivative Works. Except as set forth in Section 3.3.1, each party shall have sole and exclusive ownership of all right, title and interest in and to any derivative works of the Developed Technology created by or for such party to the extent such derivative works differ from the Developed Technology, including without limitation, any and all intellectual property rights thereto, and such party shall have the right to apply for copyright registrations or patent applications, as appropriate, in the United States or any other country in the world. For purposes of this Section, derivative work shall have the meaning set forth in 17 U.S.C. Section 101, as amended from time to time, and include without limitation the combination of the Developed Technology and any other property of such party.

4.   PRODUCT SALES

     4.1 Purchase Commitment. Pursuant to the terms and conditions contained in this Agreement and in consideration of SMART's development of the Product, WATCHGUARD shall purchase from SMART WATCHGUARD's requirements of the Product as determined by WATCHGUARD from time to time (the "Purchase Commitment"). WATCHGUARD may terminate the Purchase Commitment provided (i) the Product delivered by SMART has a defect rate, as calculated below ("Defect Rate"), and such defects are solely attributable to SMART:

(a) greater than ten percent (10%) of the first consecutive three thousand (3,000) units shipped;

(b) greater than five percent (5%) of the next consecutive three thousand (3,000) units shipped;

(c) greater than four percent (4%) of the following consecutive three thousand (3,000) units shipped; or

(d) greater than three percent (3%) of all units shipped thereafter ("Defect Rate");

(ii) WATCHGUARD provides SMART with written notice of its intent to terminate the Purchase Commitment, and (iii) SMART fails to reduce the applicable Defect Rate within thirty (30) calendar days of its receipt of such notice. The Defect Rate shall be calculated in increments of 1,000 units, i.e., for units 1 through 1,000, the Defect Rate may not be greater that 10%; said Defect Rate applies for units 1,001 through 2,000 and units 2001 through 3,000; the Defect Rate for units 3,001 to 4,000 may not be greater than 5%, and so forth. WATCHGUARD may also terminate the Purchase Commitment if (i) SMART delivers Product to WATCHGUARD with Defect Rates exceeding those listed above three (3) times in any six (6) month period, and such defects are solely attributable to SMART, and
(ii) WATCHGUARD provides SMART with written notice of its intent to terminate the Purchase Commitment.

     4.2 Lead-Times and Purchase Orders. Lead-times may vary from time to time. SMART's current minimum lead-time for delivery of Product is three (3) months. Product lead-time is based on then current manufacturing lead-time as well as then current raw material lead-time and allocations. As such, if there are any changes in manufacturing lead-time as well as raw material lead-time or allocations, then Product lead-time may change accordingly. WATCHGUARD's initial purchase order for production versions of the Product shall, at a minimum, cover the Purchase Commitment for the initial four (4) months. This initial purchase order shall be provided to SMART in accordance with the terms and conditions of this Agreement, and shall specify WATCHGUARD's requested shipment dates and quantities of the Product for said period. After the initial purchase order, WATCHGUARD shall provide SMART with follow-on purchase orders at a minimum every four (4) months, if and to the extent necessary, to fulfill the Purchase Commitment. Said follow-on purchase orders shall be provided to SMART in accordance with the terms and conditions of this Agreement, and shall specify WATCHGUARD's requested shipment dates and quantities of the Product for a period of no less than six (6) months. Neither the initial, nor any follow-on purchase order shall be binding on SMART until SMART accepts it. Once accepted by SMART, each such purchase order shall be binding on WATCHGUARD, shall be non-cancelable and shall be governed by the terms and conditions of this Agreement, irrespective of any conflicting, contrary or additional terms which may be set forth in such purchase order.

     4.3 Forecasts. In addition to the purchase orders which WATCHGUARD is to provide to SMART covering the Purchase Commitment, at the beginning of each month during the term of this Agreement WATCHGUARD shall provide SMART with a rolling forecast of WATCHGUARD's anticipated requirements for the Product for the fifth (5th), sixth (6th) and seventh (7th) months following such month.
Such forecasts are estimates only and are not binding on WATCHGUARD.

     4.4 Product Price. The price for the Product shall be as set forth in Exhibit C and shall be in United States dollars. The Product price shall not include charges for transportation, insurance, special packaging, marking, applicable sale or use taxes, value added taxes, export or import licenses, fees, taxes, duties and the like, the costs of which shall be paid by WATCHGUARD in addition to the Product price.

     4.5 Payment. All payments owed by WATCHGUARD to SMART for the Product shall be made in United States dollars net thirty (30) calendar days after the applicable Product shipment date.

     4.6 Shipment, Title and Risk of Loss. All Product sold hereunder shall be delivered to WATCHGUARD Ex Works (Incoterms 1990) SMART's manufacturing facility. In the absence of written instructions from WATCHGUARD, SMART shall select the common carrier but shall not thereby assume any liability in connection with the shipment of Product, nor shall the common carrier be construed to be the agent of SMART. Title of the Product shall pass from SMART to WATCHGUARD when the Product is made available by SMART to the common carrier or to WATCHGUARD if the Product is to be picked up by WATCHGUARD, and as of and after that time, WATCHGUARD shall bear any and all risk of loss of or damage to the Product.

     4.7 Rescheduling. WATCHGUARD may reschedule each shipment of Product ordered pursuant to this Agreement not more than once, provided that

WATCHGUARD gives SMART at least thirty (30) calendar days written notice in advance of the original scheduled shipment date (the "Original Scheduled Shipment Date"), and that the rescheduled shipment date is no later than sixty
(60) calendar days after the Original Scheduled Shipment Date.

     4.8 Limited Warranty. Except as otherwise provided herein, SMART warrants that any Product sold pursuant to this Agreement shall be free from defects in material and workmanship, and shall materially conform to the Product specifications specified in Exhibit A to this Agreement, or hereafter agreed to by the parties in a written instrument executed by an authorized officer of SMART, for a period of one (l) year from the initial date SMART delivers said Product to WATCHGUARD. SMART and WATCHGUARD shall work together in good faith to develop acceptable test procedures and test criteria for the Product. After the earlier of the first three (3) months of production or three thousand (3,000) Products manufactured, SMART warrants that the Product failure rate attributable solely to SMART shall not be higher than ten percent (10%) of, in the aggregate, any consecutive one thousand (1,000) units shipped by SMART, i.e., one hundred (100) units or more. Thereafter, SMART warrants that the Product failure rate attributable solely to SMART shall not be higher than five percent (5%) of, in the aggregate, any consecutive one thousand (1,000) units shipped by SMART, i.e., fifty (50) units or more. WATCHGUARD must report failure mechanisms to SMART with all accompanying data to assist SMART to cure said failure. SMART and WATCHGUARD shall work together in good faith to determine the cause of any failures and to modify the test procedures to cure any problems. The warranty contained in this Section 4.8 does not cover malfunctions, failures or defects resulting from misuse, abuse, accident, neglect, improper or inadequate maintenance, alteration, modification, improper installation or repairs by any party other than SMART. The warranty extends only to the original purchaser, WATCHGUARD, and may not be assigned. The liability of SMART, and the remedies available to WATCHGUARD, under this limited warranty shall be limited to replacing, or repairing, or refunding the purchase price of (at SMART's sole discretion and option) any defective Product which is returned to SMART in accordance with the Warranty Return Procedure specified below. EXCEPT AS SET FORTH IN THIS SECTION, SMART MAKES NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES INCLUDING WITHOUT LIMITATION ANY EXPRESS, STATUTORY OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     4.9 Warranty Return Procedure. Prior to shipping any Product back to SMART, WATCHGUARD shall ensure that such Product is defective, and shall obtain a Return Material Authorization ("RMA") number from SMART.

WATCHGUARD shall include the RMA number on the outside packaging of such returned Product, and shall also include with such returned Product a written statement bearing the RMA number and specifying the defect for which the Product is being returned. WATCHGUARD shall pay the shipping costs for returning the Product to SMART, and shall assume any and all risk of loss of or damage to said Product during shipping. If SMART elects to repair or replace the Product, SMART shall pay the shipping costs to return said Product to the location from which it was returned by WATCHGUARD, but WATCHGUARD shall bear any and all risk of loss of or damage to said Product at all times after said Product is made available by SMART to the common carrier or to WATCHGUARD if said Product is to be picked up by WATCHGUARD. Any Product which has been returned, but which SMART determines not to be defective, or which has defects resulting from misuse, abuse, accident, neglect, improper or inadequate maintenance, alteration, modification, improper installation or repairs by any party other than SMART, shall be returned to WATCHGUARD at WATCHGUARD's sole expense and risk. Title to any Product returned under warranty shall at all times remain with WATCHGUARD unless and until SMART either replaces such Product, or credits WATCHGUARD's account for the price of such Product in lieu of repair or replacement, at which time title to said Product shall pass to SMART. Any repair or replacement of any Product hereunder shall not extend the warranty period for said Product.

5.   CONFIDENTIALITY

     Each party hereto agrees that all trade secrets, intellectual property, code, inventions, algorithms, schematics, test vectors, lists of suppliers, know-how and ideas and all other business, technical and financial information it obtains from the other party which is identified in writing or orally as "Confidential" and/or "Proprietary," or which would logically be considered "Confidential" and/or "Proprietary," is the confidential and proprietary property (the "Confidential Property") of the disclosing party. Except as expressly permitted herein, the receiving party (i) shall hold in strictest confidence and not use for any purpose (except as contemplated hereunder) or disclose to any party (other than employees or agents on a need-to-know basis) any Confidential Property of the disclosing party, (ii) shall take reasonable protective measures (no less than the measures it takes to protect its own Confidential Property) to safeguard such Confidential Property, and (iii) shall bind in writing any and all of its employees or agents with access to such Confidential Property to the terms and conditions of this Section 5. All Confidential Property disclosed hereunder shall remain the exclusive property of the disclosing party. Upon termination or expiration of this Agreement or upon written request, any and all Confidential Property disclosed hereunder shall be promptly returned to the disclosing party. The restrictions hereunder shall survive the termination or expiration of this Agreement. Each party acknowledges that the breach of this Section 5 would cause immediate and irreparable harm to the other party and agrees that in the event of such breach, said non-breaching party shall be entitled, in addition to any other available right or remedy, to seek equitable relief without the necessity of proving actual damages and without the necessity of posting a bond or other security. The receiving party shall not be obligated under this Section 5 with respect to Confidential Property the receiving party can document:

     5.1 is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

     5.2 is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

     5.3 was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

     5.4 is independently developed by employees or consultants of the receiving party without access to such Confidential Property; or

     5.5 is required to be disclosed by law, a government agency or order of a court, provided that the receiving party provides prompt written notice of such disclosure so as to afford the disclosing party an opportunity to intervene and prevent or limit the disclosure.

6.   INFRINGEMENT

     6.1 Notification of Third Party Infringement. Each party shall inform the other promptly in writing of any alleged infringement by a third party of any Developed Technology of which such party becomes aware, and of any available evidence thereof. WATCHGUARD shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the Developed Technology and, in furtherance of such right, SMART hereby agrees that WATCHGUARD may include SMART as a party plaintiff in any such suit, without expense to SMART. The total cost of any such infringement action commenced solely by WATCHGUARD shall be borne by WATCHGUARD. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the prior written consent of an authorized representative of SMART, which consent shall not be unreasonably withheld. Any recovery of damages by WATCHGUARD for each such suit may be retained entirely by WATCHGUARD; provided, however that SMART may at its option elect to pay up to half of the expenses of any such suit and in such case any recovery of damages shall be applied first in satisfaction of any unreimbursed expenses and legal fees of both parties and then divided between WATCHGUARD and SMART, in each case on a pro rata basis according to the percentage of expenses borne by each party prior to the recovery.

     6.2 SMART Option to Prosecute Infringement. If within one (1) month after having been notified of any alleged infringement, WATCHGUARD shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if WATCHGUARD shall notify SMART at any time prior thereto of its intention not to bring suit against any alleged infringer, or if the statute of limitation is about to end, then, and in those events only, SMART shall have the right, but shall not be obligated, to prosecute at its own expense any action for infringement of the Developed Technology, and in such event SMART shall be entitled to retain for itself all recoveries and SMART may, for such purposes use the name of WATCHGUARD as a party plaintiff.

     6.3 Declaratory Judgment Actions. In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Developed Technology shall be brought against either or both of WATCHGUARD or SMART, said party shall give notice to the other of any such action and the parties shall cooperate in good faith to determine how best to defend such action. If the parties cannot agree on how to defend any such action, either party may on its own defend any action brought against it, provided that no settlement, consent judgment or other voluntary final disposition may be entered into without the prior written consent of an authorized representative of the other party, which consent shall not be unreasonably withheld.

     6.4 Cooperation in Prosecuting Actions. In any infringement suit as either party may institute or defend to enforce or defend the Developed Technology pursuant to this Agreement, the other party hereto shall, at the request and expense of the litigating party cooperate in all respects and, to the extent possible, have its employees and independent contractors testify when requested and make available, under appropriate protective orders and other safeguards, relevant records, papers, information, samples, specimens and the like.

7.   INDEMNITY AGAINST INFRINGEMENT

     7.1 SMART's Indemnity Obligation. Except as otherwise provided herein, SMART shall indemnify, defend and hold harmless WATCHGUARD and its subsidiaries from and against (i) any and all claims, demands, actions, suits, litigation, proceedings and the like alleging that the use or sale of the Product infringes upon or misappropriates any third party's patent, trademark, trade secret, copyright, mask work or other intellectual property rights ("IP Claims"), and (ii) any and all liens, liabilities, judgments, damages, costs, expenses (including reasonable attorney's fees) and the like arising out of or related to any IP Claim covered under this Section 7.1; provided, however, that the foregoing indemnity and defense obligation is conditioned on each of the following: (i) prompt written notice by WATCHGUARD to SMART of any IP Claim for which indemnity is claimed hereunder, (ii) complete control of the defense and settlement thereof by SMART, and (iii) complete cooperation by WATCHGUARD in such defense at SMART's expense. SMART shall have no obligation whatsoever pursuant to this Agreement or otherwise (i) for or with respect to IP Claims arising out of or related to designs, instructions, specifications or intellectual property not developed by SMART or not furnished by SMART including without limitation WATCHGUARD's contribution to the Developed Technology, (ii) for or with respect to IP Claims arising out of or related to the combination of the Product with any hardware, products, equipment, materials, text, graphics, software or the like supplied by a party other than SMART, (iii) for or with respect to IP Claims arising out of or related to the modification of the Product by a party other than SMART, (iv) for or with respect to IP Claims arising out of or related to WATCHGUARD's failure to substitute any replacement Product, or part thereof, supplied by SMART pursuant to Section 7.3 herein, or (v) for any settlement entered into without the prior written consent of an authorized representative of SMART. Notwithstanding the foregoing, WATCHGUARD may defend and/or settle any IP Claim for which SMART materially fails to perform its indemnity obligation under this Section 7.1 without adversely affecting WATCHGUARD's indemnity rights under this Section 7.1.

     7.2 WATCHGUARD's Indemnity Obligation. Except as otherwise provided herein, WATCHGUARD shall indemnify, defend and hold harmless SMART and its subsidiaries from and against (i) any and all IP Claims arising out of or related to designs, instructions, specifications or intellectual property developed by WATCHGUARD or furnished by WATCHGUARD including without limitation WATCHGUARD's contribution to the Developed Technology, (ii) any and all IP Claims arising out of or related to the combination of the Product with any hardware, products, equipment, materials, text, graphics, software or the like supplied by a party other than SMART, (iii) any and all IP Claims arising out of or related to the modification of the Product by a party other than SMART, and
(iv) any and all liens, liabilities, judgments, damages, costs, expenses (including reasonable attorney's fees) and the like arising out of or related to any IP Claim covered under this Section 7.2; provided, however, that the foregoing indemnity and defense obligation is conditioned on each of the following: (i) prompt written notice by SMART to WATCHGUARD of any IP Claim for which indemnity is claimed hereunder, (ii) complete control of the defense and settlement thereof by WATCHGUARD, and (iii) complete cooperation by SMART in such defense at WATCHGUARD's expense. WATCHGUARD shall have no obligation whatsoever pursuant to this Section 7.2 for any settlement entered into without the prior written consent of an authorized representative of WATCHGUARD. Notwithstanding the foregoing, SMART may defend and/or settle any IP Claim for which WATCHGUARD materially fails to perform its indemnity obligation under this Section 7.2 without adversely affecting SMART's indemnity rights under this Section 7.2.

     7.3 Injunctive Actions. If during the course of any IP Claim that SMART is required to indemnify WATCHGUARD hereunder the use or sale of the Product is finally enjoined, SMART shall, at SMART's option and expense, use commercially reasonable efforts to do one of the following (in addition to its obligations under Section 7.1 herein): (i) procure for WATCHGUARD the right to use or sell, as applicable, the Product, (ii) replace the Product or the affected part thereof with equivalent non-infringing technology, (iii) modify the Product or the affected part thereof to make it non-infringing but equivalent, or (iv) within thirty (30) calendar days of SMART's receipt of said Product, refund to WATCHGUARD an amount equal to the price paid by WATCHGUARD for said Product less any prior discounts or credits granted to WATCHGUARD and less an allowance for use and obsolescence (computed by amortizing WATCHGUARD's purchase price for said Product evenly over a five (5) year period commencing upon the shipping date from SMART to WATCHGUARD of said Product) and damage, if any.

     7.4 Limitation of Indemnity. THE INDEMNITY CONTAINED IN THIS SECTION 7 STATES THE ENTIRE LIABILITY OF EITHER PARTY TO THE OTHER WITH RESPECT TO ANY AND ALL MISAPPROPRIATION OR INFRINGEMENT BY THE PRODUCT, OR ANY PARTS THEREOF, OF ANY PATENTS, TRADEMARKS, TRADE SECRETS, COPYRIGHTS, MASK WORKS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY AND IS EXPRESSLY IN LIEU OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, IN REGARD THERETO. THE REMEDIES OF THE PARTIES SHALL BE LIMITED TO THOSE PROVIDED HEREIN TO THE EXCLUSION OF ANY AND ALL OTHER REMEDIES.

8.   LIMITATION OF LIABILITY

     EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTION 7 AND EXCEPT AS ARISING OUT OF OR RELATED TO THE PURCHASE

COMMITMENT SET FORTH IN SECTION 4, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR RELIANCE DAMAGES, LOSSES OR EXPENSES (INCLUDING WITHOUT LIMITATION LOSS OF PROFIT, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES) RELATING TO OR ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, AND WHETHER BASED ON CONTRACT, TORT, EQUITY OR ANY OTHER THEORY OF LIABILITY WHATSOEVER, EVEN IF SUCH PARTY WAS NOTIFIED OR OTHERWISE AWARE OF THE POSSIBILITY OF SUCH DAMAGES, LOSSES OR EXPENSES. THE LIMITATIONS CONTAINED IN THIS SECTION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED UNDER ANY TERM OF THIS AGREEMENT. IN NO EVENT SHALL SMART'S TOTAL LIABILITY TO WATCHGUARD EXCEED THE AGGREGATE AMOUNT PAID BY WATCHGUARD TO SMART FOR THE PRODUCT.

9.   TERM AND TERMINATION

     9.1 Term. This Agreement shall become effective as of the Effective Date and shall continue until terminated as provided in this Section 9.

     9.2 Termination. This Agreement may be terminated immediately upon written notice by either party in the event the other party (i) institutes or there is instituted against it any proceeding under any bankruptcy, protection of rights of creditors or insolvency laws, (ii) institutes or there is instituted against it any proceeding for liquidation or winding up, (iii) becomes insolvent, (iv) makes an assignment for the benefit of creditors, (v) has a receiver appointed with respect to any substantial part of its assets or business, (vi) ceases to function as a going concern or to conduct its operation in the normal course of business, (vii) fails to provide reasonable adequate assurances of future performance of its obligations under this Agreement within twenty (20) calendar days following a demand from the other party for such assurances, or (vii;) fails to perform any of the obligations imposed upon it under the terms and conditions of this Agreement so as to be in material breach hereunder and fails to cure such breach within thirty (30) calendar days after written notice from the non-breaching party. In addition, this Agreement may be terminated by mutual written agreement between the parties.

     9.3 Termination by WATCHGUARD. WATCHGUARD shall be entitled to terminate this Agreement upon written notice to SMART and payment of a buy-out fee (the "Buy-Out Fee") as calculated below. If WATCHGUARD has purchased and paid for ten thousand (10,000) or fewer Products from SMART, the Buy-Out Fee shall be [ * ]. If WATCHGUARD has purchased and paid for more than ten thousand (10,000) Products from SMART, the Buy-Out Fee shall be [ * ].

     9.4 Rights After Termination. No termination or expiration of this Agreement shall (i) relieve either party from any obligations hereunder which have accrued on or before the effective date of such termination or expiration including without limitation any obligation to pay to the other party any sum owed pursuant to this Agreement, (ii) affect any rights of either party with respect to any breach of this Agreement, or (iii) cancel any purchase order for the Product placed by WATCHGUARD and accepted by SMART pursuant to this Agreement. If this Agreement terminates or expires, the provisions of Section 1 "Definitions," Section 3 "Rights in Intellectual Property," Section 4.5 "Payment," Section 4.6 "Shipment, Title and Risk of Loss," Section 4.8 "Limited Warranty," Section 4.9 "Warranty Return Procedure," Section 5 "Confidentiality,"
Section 6 "Infringement," Section 7 "Indemnity Against Infringement," Section 8 "Limitation of Liability," Section 9 "Term and Termination" and Section 10 "General Provisions" shall survive and continue unless they otherwise expire in accordance with their terms. In addition if this Agreement is terminated as a result of WATCHGUARD's material breach of this Agreement, but not otherwise, the provisions of Section 4.1 "Purchase Commitment" shall survive and continue unless terminated by SMART.

10.   GENERAL PROVISIONS

     10.1 Integration. This Agreement, the exhibits hereto and the documents referenced herein, if any, constitute the entire understanding, express or implied, oral or written, between WATCHGUARD and SMART with respect to the subject matter hereof and supersede any and all prior agreements, discussions and understandings, express or implied, oral or written, between WATCHGUARD and SMART with respect to the subject matter hereof. Each party hereto represents and warrants to the other that it is entering into this Agreement based on the terms and conditions contained herein and that it is not entering into this Agreement because of other terms and conditions, including without limitation representations, covenants, inducements and promises, not contained herein.

     10.2 Conflicting Terms. The parties hereto agree that the terms and conditions contained in either party's printed or electronic documents shall not apply to the purchase and/or sale of the Product and that the terms and conditions set forth herein shall govern all such transactions; provided, however, that the terms and conditions typed or hand written on the face of a purchase order, acknowledgment or other document relating to the Product quantities, prices, ship-to locations and
----------
[*] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

shipment dates shall, if accepted by both parties hereto, also apply to all such transactions and shall augment the terms and conditions set forth herein to the extent that such terms and conditions are not inconsistent with this Agreement.

     10.3 Force Majeure. Other than the obligation to pay any amount owed hereunder, neither party hereto shall be in default or liable for any delay or failure to comply with this Agreement if such delay or failure is due to causes beyond its control for the shorter of the period such causes are beyond its control or six (6) months, provided that such party notifies in writing the other party of the existence of such causes.

     10.4 Assignment and Delegation. Neither party hereto shall sell, transfer or assign any of its rights hereunder (other than the right to receive payments), or delegate or subcontract any of its obligations hereunder without the prior written consent of an authorized representative of the other party; provided, however, that upon written notice to the other party either party hereto may sell, transfer or assign its rights hereunder, and delegate or subcontract its obligations hereunder, without obtaining the prior written consent of an authorized representative of the other party, to a successor to its business by reason of merger, the sale of substantially all of its assets or other form of acquisition, provided that such assignee agrees in writing to be bound by this Agreement. Any act in derogation of the foregoing shall be null and void. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     10.5 Choice of Law. The parties hereto agree that this Agreement shall not be construed, enforced or governed by the United Nations Convention on Contracts for the International Sale of Goods; rather this Agreement is entered into in the State of California and shall be construed, enforced and governed solely in accordance with the laws of the State of California without giving effect to any choice of law provisions thereof.

     10.6 Jurisdiction and Venue. The jurisdiction and venue of any action with respect to the subject matter of this Agreement shall be either (i) the state or federal courts for the County of Santa Clara or the County of Alameda in the state of California or (ii) the state or federal courts for the County of King in the state of Washington, and each of the parties hereto submits itself to the jurisdiction and venue of either such courts for the purpose of any such action.

     10.7 Notice. Any notice, consent or request required or permitted to be given under or in connection with this Agreement shall be in writing and shall be considered to be given when placed in registered or certified mail, postage prepaid, addressed to the party for whom it is intended at the address written above and to the attention of the person executing this Agreement or at such other address or to such other person as SMART or WATCHGUARD may designate to the other party in accordance with this Section 10.7 from time to time. Any notice or request required or permitted to be given under or in connection with this Agreement if given otherwise than by registered or certified mail shall be considered to be given when delivered.

     10.8 Severability. If any term or provision of this Agreement is held to be illegal, invalid, unenforceable or in conflict with any law of any governmental entity with jurisdiction over this Agreement, this Agreement shall continue in force and be interpreted and modified as necessary to give best effect to the intentions of the parties as expressed herein to the fullest extent permissible.

     10.9 Taxes. WATCHGUARD shall pay any and all taxes and charges assessed in connection with this Agreement including without limitation sales, use and excise taxes. This does not include any federal, state or local income taxes imposed on SMART or any other or similar taxes based on SMART's gross or net income.

     10.10 Export Controls. This Agreement is expressly made subject to any laws, regulations, orders or other restrictions on the export from the United States of America of any technology, products incorporating technology or information pertaining thereto which may be imposed from time to time by the Government of the Untied States of America or any agency thereof. Notwithstanding anything contained in this Agreement to the contrary, WATCHGUARD shall not export or re-export, directly or indirectly, any technology, products incorporating technology or information pertaining thereto to any country for which the Government of the United States of America or any agency thereof requires an export license or other governmental approval at the time of export or re-export without first obtaining such license or approval.

     10.11 Import and Export. SMART shall provide all information under its control which is necessary or useful for WATCHGUARD to obtain any import or export licenses required for WATCHGUARD to receive or ship the Product. WATCHGUARD shall pay any and all import or export licenses, fees, taxes, duties and the like.

     10.12 United States Government Contract Provisions and Clauses. In the event any Products purchased hereunder are sold, or are incorporated into products that are sold, under a United States Government contract, any and all provisions or clauses required to be passed on to SMART pursuant to said contract are hereby rejected by SMART and shall not be deemed included herein or binding on SMART unless and until specifically accepted in a writing executed by an authorized representative of SMART.

     10.13 Headings. Headings used herein are for reference only and shall not affect the interpretation of the terms and conditions of this Agreement.

     10.14 Waivers and Amendments. The rights and obligations of the parties under this Agreement may be amended, changed, modified, waived or discharged (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) only by a written instrument effecting such amendment, change, modification, waiver or discharge signed by an authorized representative of the party against whom enforcement is sought.

     10.15 Delays or Omissions. The parties hereto agree that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of the other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. The parties further agree that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement must be in a writing signed by an authorized representative of the party against whom enforcement is sought and shall be effective only to the extent specifically set forth in such a writing.

     10.16 Relationship of the Parties. In fulfilling its obligations under this Agreement, each party shall be acting as an independent contractor.
Nothing contained in this Agreement shall be deemed or construed as creating any other relationship between the parties including without limitation that of a joint venture or a partnership. The employees of each party shall not be considered the employees of the other party for any purpose. Neither party nor its employees shall have the authority to bind or make commitments on behalf of the other party for any purpose, nor shall either party or its employees hold itself or themselves out as having such authority. Each party shall assure that its employees or other persons whose services it may require comply with all of the terms and conditions of this Agreement.

     10.17 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which together shall constitute one instrument; provided, however, that this Agreement shall be of no force or effect until executed by both parties. Facsimile signature pages shall be considered originals.

     10.18 Mediation. If any dispute arises out of or is related to this Agreement, the parties hereto agree first to try in good faith to settle the dispute by mediation. In the event of such a dispute, either party may initiate the mediation by so requesting, in a writing delivered to the other party. Within ten (10) calendar days of such a request for mediation, the parties hereto shall confer for the purpose of selecting a mutually agreeable mediator. If the parties hereto have not been able to agree upon a mediator within twenty
(20) calendar days of the request for mediation, either party may request that the Judicial Arbitration and Mediation Services (JAMS) appoint a mediator. Said mediation shall take place in the County of Santa Clara, California.

     10.19 Litigation Expenses. The prevailing party in any action or proceeding to enforce or interpret any part of this Agreement shall be entitled to recover its reasonable expenses including without limitation attorney's fees (including fees on any appeal).

     10.20 Exhibits. The following exhibits which are attached hereto are by this reference made a part hereof: (i) Exhibit A - Product, (ii) Exhibit B - Statement of Work, and (iii) Exhibit 3 - Price.

     10.21 No Third Party Beneficiaries. The parties hereby acknowledge that this Agreement is made solely and exclusively for the benefit of the parties hereto and with no intent to benefit any third party.

     10.22 Basis of the Bargain. EACH PARTY HERETO RECOGNIZES AND AGREES THAT THE WARRANTY DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS CONTAINED IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

     10.23 Read and Reviewed. Each party hereto represents and warrants to the other that (i) it has read, reviewed and understands the entire contents of this Agreement, and (ii) it has engaged, as it sees fit, legal counsel to review and advise it regarding this Agreement.

     IN WITNESS WHEREOF, each party hereto has caused this Development and Supply Agreement to be executed by its duly authorized representative as of the date first set forth above.


WATCHGUARD TECHNOLOGIES, INC. AND ITS      SMART MODULAR TECHNOLOGIES, INC.
 SUBSIDIARIES

By: /s/ Christopher G. Slatt               By: /s/ Ajay Shah
    ---------------------------                ---------------------------
Name: Christopher G. Slatt                 Name: Ajay Shah
      -------------------------                  -------------------------
Title: President and CEO                   Title: President and CEO
       ------------------------                   ------------------------

                                   EXHIBIT A

                                    PRODUCT

     PC-compatible CPU board with IDE Flash disk, three 10/100 Ethernet ports, and a single PCI expansion slot. No ISA or floppy connectors. Approx. size 9.5" x 8.7".


A.  CPU

    [ * ]

B.  Chipset

    [ * ]

C.  Memory

    [ * ]

D.  Ethernet

    1.   (3) Ethernet ports 10 Base T/100 Base TX [ * ]
         [ * ]

E.  Real Time Clock

    [ * ]

F.  Ports and Connectors

    [ * ]

G.  LEDs

    [ * ]

H.  Power Supply

    [ * ]

I.  Environmental

    [ * ]
----------
[*] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                   EXHIBIT B

                               STATEMENT OF WORK

1.  Engineering Specifications - [by: Jan.  7, 1998]
    . List of the features and functionality provided by the proposed design . Outline of the key specifications
    .  Implementation guidelines
    .  Design Review I

2.  Architecture Design - [by: Feb. 20, 1998]
    .  Schematic entry in Viewlogic of CPU system
    .  BIOS Specifications and Adaptation
    .  Netlist generation for PCB design
    .  Bill Of Materials -- FINAL
    .  Design Review 2

3.  PCB Design- [by: Feb. 27, 1998]
    .  Placement of components and connectors
    .  Design Review 3
    .  Routing
    .  Generation of PCB Fab Data
    .  Design Review 4

4. Prototype PCB Fabrication and materials procurement - [by: March 6, 1998] . 10 prototypes

5.  Prototype PCB Assembly - [by: April 15, 1998]
    .  Assembly of the prototype board

6.  Development of the Diagnostic Software - [by: April 15, 1998]

7.  Design verification and testing - [by: April 30, 1998]
    . Design Review 5

8.  Manufacturing release - [by: May 31,1998]
    .  Complete changes
    .  Generate ECO

    .  Design Review 6

     After the prototype Products are delivered, SMART will provide ongoing Engineering Development and Support of the Product as may be reasonably requested by WATCHGUARD. For such work exceeding six (6) weeks' effort, SMART may provide a scheduled statement of work for such Engineering Development and Support, which will be negotiated by both parties.

     For all Engineering work completed by SMART, there will be a set of Documentation Deliverables to WATCHGUARD which fully and accurately describe the Product and include, as appropriate:

     1.  Schematic Drawings.

     2.  Printed Circuit Board Layout in Gerber format.

     3.  Surface mount device placement in ASCII format.

     4.  Bill of Materials: components, quantity and source.

     5. Product Verification Test Reports (Design/Prototype/Product test results).

     6.  Summary Manufacturing Test Procedures.

     These deliverables are subject to WATCHGUARD review and acceptance, which will not be unreasonably withheld.

     SMART will cooperate with WATCHGUARD and its industrial design firms and product assemblers (the "Project Contributors") and coordinate SMART's development and supply activities under this Agreement with the work performed by the Project Contributors.

                                   EXHIBIT C

                                     PRICE


     Quantity of Products Purchased*                 Product price per unit
     -------------------------------                 ----------------------
             10,000 or more                                   [ * ]

     * In the event that WATCHGUARD purchases fewer than ten thousand (10,000) units of Product by July 1, 1999, SMART may charge WATCHGUARD a restocking fee ("Restocking Fee") that shall be computed as follows:

     [ * ]

     WATCHGUARD shall pay SMART the Restocking Fee in U.S. dollars within thirty
(30) calendar days of invoice therefor.

     1. As used in this Agreement, "Product Lot Size Quantities" means the number of units ordered for a specific shipment date on any purchase order. Product Lot Size Quantities greater than or equal to 250 units shall not incur a manufacturing setup charge. Product Lot Sizes Quantities less than 250 units shall incur a manufacturing setup charge of [ * ] per lot. The minimum Product Lot Size Quantity shall be 50 units.

     2. The above Product prices per unit are based on estimated April 1, 1998 market costs of the Microprocessor, PCI chipset, Flash memory, DRAM and Ethernet chipset used in the assembly of the Product (collectively the "Components"). If at any time during the term of this Agreement the aggregate market cost of the Components increases or decreases greater than ten percent (10%), then, at either party's request, the Product prices per unit shall be reviewed at the beginning of each calendar quarter starting July 1, 1998, and adjusted by the parties in good faith to reflect the change in the cost of the Product. If the parties mutually agree upon a modification of the Product prices, this Exhibit C shall be amended to reflect such modified Product prices.
----------
[*] = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.